 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2024

Concord Acquisition Corp II

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40773 (Commission File Number)	86-2171101 (I.R.S. Employer Identification No.)

477 Madison Avenue New York, NY (Address of principal executive offices)	10022 (Zip Code)

(212) 883-4330
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Warrant	CNDAU	OTC Pink
Class A Common Stock, par value $0.0001 per share	CNDA	OTCQX
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	CNDAW	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on September 3, 2024, Concord Acquisition Corp II (the “Company”) received a letter from the NYSE American LLC (“NYSE American” or the “Exchange”) stating that the staff of NYSE Regulation (the “Staff”) has determined to commence proceedings to delist the Company’s Class A Common Stock, Units and Warrants (collectively, the “Securities”) pursuant to Sections 119(b) and 119(f) of the NYSE American Company Guide because the Company failed to consummate a business combination within 36 months of the effectiveness of its initial public offering registration statement, or such shorter period that the Company specified in its registration statement. As indicated in the letter, the Company has a right to a review of the delisting determination by the Listings Qualifications Panel of the Committee for Review of the Board of Directors of the Exchange (the “Panel”).

The Company timely requested a hearing before the Panel to request sufficient time to complete a business combination, which was held on November 7, 2024. The Panel’s hearing considered written and oral presentations made by the Company and the Staff. On November 13, 2024, the Panel issued written notice of its decision stating that the Panel upholds the Staff’s determination to initiate delisting proceedings. The Company may request that the full Committee for Review of NYSE American (the “Committee for Review”) reconsider the decision of the Panel. The Company does not intend to have the full Committee for Review reconsider the decision of the Panel. NYSE American will complete the delisting by filing a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 with the U.S. Securities and Exchange Commission.

The Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), are currently trading on the OTCQX® Best Market under the symbol “CNDA.” The Company’s redeemable warrants (“Warrants”), each one whole Warrant exercisable for one share of Class A Common Stock at a price of $11.50 per share, are currently trading on the OTCQB® Venture Market under the symbol CNDAW. The Company’s units (“Units”), each consisting of one share of Class A Common Stock and one-third of one Warrant, are currently trading on the OTC Markets’ Pink Market under the symbol CNDAU.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K that are not historical facts may be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties. The Company does not undertake any obligation to update forward-looking statements as a result of new information, future events or developments or otherwise, except as required by applicable law or regulation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCORD ACQUISITION CORP Ii

By:	/s/ Jeff Tuder
	Name:	Jeff Tuder
	Title:	Chief Executive Officer

Date: November 15, 2024